MODIFICATION OF LEASE AGREEMENT

 MODIFICATION OF LEASE AGREEMENT dated as of the 11th day of November, 2005 between SLG GRAYBAR SUBLEASE LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as “Landlord”) and FUSION TELECOMMUNICATIONS, INC., having an office at 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into that certain lease agreement dated January 19, 2000 (the “Lease”) covering the premises known as Rooms 518-25, as more particularly described in the Lease, (the “Premises”) in the building known as the Graybar Building and located at 420 Lexington Avenue, New York, New York 10170 (the “Building”), under the terms and conditions contained therein; and

WHEREAS, Landlord has agreed to modify the Lease in order to allow Tenant a one (1) time option to cancel the Lease, subject to the terms and conditions as set forth at length below;

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Tenant shall have the one (1) time option to cancel the Lease in its entirety (the “Cancellation Option”), provided that (i) Tenant delivers written notice to Owner of its intention to exercise the Cancellation Option (the “Cancellation Notice”) no less than forty-five (45) days (time being of the essence) prior to the effective date of such cancellation (the “Cancellation Date”), (ii) the Cancellation Date shall occur no earlier than February 1, 2006 and no later than July 30, 2006 (time being of the essence) (the “Cancellation Period”), (iii) the Cancellation Date shall occur on the last day of a calendar month during the Cancellation Period, (iv) Tenant is not in default of any of the terms, covenants and conditions of this Lease after notice, (a) on the date that the Cancellation Notice is delivered by Tenant to Landlord, and (b) the Cancellation Date, and (v) Tenant delivers to Landlord possession of the Premises vacant and broom clean, free of all personal property, occupancies, liens and encumbrances on the Cancellation Date. Tenant’s failure to timely and fully comply with aforementioned sections (i) through (iv) of this Article 1, shall constitute a waiver of the Cancellation Option. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of the cancellation of the Lease hereunder.

2. Notwithstanding any cancellation by Tenant in accordance with the provisions of this Article, Tenant shall remain liable to satisfy any and all of its obligations under the terms, covenants and conditions of this Lease which have accrued through the Cancellation Date, which obligations shall survive such cancellation.

3. Tenant’s Representations and Warranties.Tenant hereby represents and warrants to Landlord, its successors and assigns, that: (i) the Lease has not been assigned, pledged or encumbered, (ii) except for Tenant, the Premises are currently free of all occupancies, (iii) Tenant has not created or suffered any occupancies by third parties in and/or to the Premises through and including the date of this agreement and (iv) no materials or fixtures presently in the Premises (“Property”) are subject to any lien, encumbrance, chattel mortgage, title retention or security agreement and no action has been taken or suffered by Tenant as a result of which either the Premises or any Property shall or might be subject thereto. Tenant covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any such rights or encumbrances in or to the Premises or the Property contained therein. Any Property left in the Premises by Tenant after the Cancellation Date shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such Property at the expense of Tenant without any obligation to account to Tenant therefor.

4. Rental Arrears. Notwithstanding the cancellation of the Lease contemplated in this agreement and notwithstanding anything to the contrary contained in this agreement, Tenant shall to remain liable for any unpaid rent, additional rent and charges accruing under the Lease through and including the Cancellation Date.

5. Successors/Assigns. This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Entire Agreement. This agreement represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein.

   7. Effectiveness. This agreement shall not be binding upon Landlord until executed and delivered by both Landlord and Tenant.

8. Ratification. Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect through the Cancellation Date and are hereby ratified and confirmed.

9. No Brokers/Indemnification. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement other than SL Green Leasing (the “Broker”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent other than the Broker, with respect to this Agreement or the negotiation thereof.

10. Miscellaneous.

A. The captions in this agreement are for convenience only and are not to be considered in construing this agreement.

B. This agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

C. Terms used in this agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

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D. If any provision of this agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

SLG GRAYBAR SUBLEASE LLC, as Landlord

By:
Name:
Title:

Witness:

Name: Title:

FUSION TELECOMMUNICATIONS, INC., as Tenant

By:
Name:
Title:

Witness:

Name: Title: